UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2009
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
  (Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, Connecticut	06155

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 5, 2009, The Hartford Financial Services Group, Inc. (the “Company”) issued a press release announcing its financial results for the three months and year ended December 31, 2008. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Property and Casualty Reserves
The Company is also announcing property and casualty reserve development for the fourth quarter of 2008 as set forth below.
Prior accident year development recorded in the three months ended December 31, 2008
(Dollar amounts in millions, unless otherwise stated)
Included within prior accident year development for the three months ended December 31, 2008 were the following reserve strengthenings (releases).

	Personal	Small	Middle	Specialty	Ongoing	Other	Total
	Lines	Commercial	Market	Commercial	Operations	Operations	P&C

Released reserves for general liability claims, primarily related to accident years 2001 to 2007	$—	$(10)	$(48)	$—	$(58)	$—	$(58)
Released workers’ compensation reserves, primarily related to accident years 2000 to 2007	—	(20)	(30)	—	(50)	—	(50)
Released reserves for directors and officers claims for accident years 2005 and 2006	—	—	—	(30)	(30)	—	(30)
Released reserves for personal auto liability claims related to accident years 2005 to 2007	(23)	—	—	—	(23)	—	(23)
Released reserves for extra-contractual liability claims under non-standard personal auto policies	(15)	—	—	—	(15)	—	(15)
Released commercial auto liability reserves, primarily related to accident years 2002 to 2007	—	—	(10)	—	(10)	—	(10)
Other reserve re-estimates, net [1]	3	(9)	9	(12)	(9)	3	(6)

Total prior accident year development for the three months ended December 31, 2008	$(35)	$(39)	$(79)	$(42)	$(195)	$3	$(192)

[1]	Includes reserve discount accretion of $6, including $1 in Small Commercial, $2 in Middle Market and $3 in Specialty Commercial.
During the fourth quarter of 2008, the Company’s re-estimates of prior accident year reserves included the following significant reserve changes:
Ongoing Operations
•	Released reserves for general liability claims primarily related to the 2001 to 2007 accident years by $58. Beginning in the third quarter of 2007, the Company observed that reported losses for high hazard and umbrella general liability claims, primarily related to the 2001 to 2006 accident years, were emerging favorably and this caused management to reduce its estimate of the cost of future reported claims for these accident years, resulting in a reserve release in each quarter since the third quarter of 2007. During 2008, the Company observed that this favorable trend continued with the 2007 accident year. The number of reported claims for this line of business has been lower than expected, a trend first observed in 2005. Over time, management has come to believe that the lower than expected number of claims reported to date will not be offset by a higher than expected number of late reported claims.

•	Released workers’ compensation reserves primarily related to accident years 2000 to 2007 by $50. These reserve releases are a continuation of favorable developments first recognized in 2005 and recognized in 2006, 2007 and the first nine months of 2008. The reserve releases in the fourth quarter of 2008 resulted from a determination that workers’ compensation losses continue to develop even more favorably than prior expectations due, in part, to state legal reforms, including in California and Florida, and underwriting actions as well as cost reduction initiatives first instituted in 2003. In particular, the state legal reforms and underwriting actions have resulted in lower than expected medical claim severity.

•	Released reserves for professional liability claims for accident years 2005 and 2006 by $30. During 2008, the Company updated its analysis of certain professional liability claims and the new analysis showed that claim severity for directors and officers losses in the 2005 and 2006 accident years were favorable to previous expectations, resulting in a reduction of reserves.

•	Released reserves for Personal Lines auto liability claims by $23, principally related to AARP business for the 2005 through 2007 accident years. Beginning in the first quarter of 2008, management observed an improvement in emerged claim severity for the 2005 through 2007 accident years attributed, in part, to changes made in claim handling procedures in 2007. In the fourth quarter of 2008, the Company recognized that favorable development in reported severity was a sustained trend and accordingly, management reduced its reserve estimate.

•	Released reserves for extra-contractual liability claims under non-standard personal auto policies by $15. As part of the agreement to sell its non-standard auto insurance business in November, 2006, the Company continues to be obligated for certain extra-contractual liability claims arising prior to the date of sale. Reserve estimates for extra-contractual liability claims are subject to significant variability depending on the expected settlement of individually large claims and, during the fourth quarter of 2008, the Company determined that the settlement value of a number of these claims was expected to be less than previously anticipated, resulting in a $15 release of reserves.

•	Released commercial auto liability reserves by $10, primarily related to accident years 2002 to 2007. Management has observed fewer than previously expected large losses in accident years 2006 and 2007 and lower than previously expected severity on large claims in accident years 2002 to 2005. In 2008, management recognized that favorable development in reported claim severity was a sustained trend and, accordingly, management reduced its estimate of the reserves.
Company reserving actuaries regularly review non-asbestos and non-environmental reserves for the current and prior accident years using the most current claim data. The output from these reserve reviews are reserve estimates that are referred to as “actuarial indications”. The actuarial indication is one of the factors considered when determining recorded net reserves. Refer to the Critical Accounting Estimates section of The Hartford’s 2007 Form 10-K Annual Report for more information on how non-asbestos and environmental reserves are set. Total recorded net reserves, excluding asbestos and environmental reserves, were higher than the actuarial indication of the reserves by 3.8% as of December 31, 2008 compared to 2.9% as of December 31, 2007.

Goodwill
(Dollar amounts in millions, unless otherwise stated)
Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), requires that goodwill balances be reviewed for impairment at least annually or more frequently if events occur or circumstances change that would indicate that a triggering event, as defined in SFAS 142, has occurred. A reporting unit is defined as an operating segment or one level below an operating segment.
As of December 31, 2008, the Company had goodwill allocated to the following reporting units:

	Segment Goodwill	Goodwill in Corporate	Total

Other Retail	$159	$92	$251
Retirement Plans	79	69	148
Institutional Solutions Group	—	32	32
Individual Life	224	118	342
Group Benefits	—	138	138
Personal Lines	119	—	119
Hartford Financial Products within Specialty Commercial	30	—	30

Total	$611	$449	$1,060

As of December 31, 2007, the Company had goodwill allocated to the following reporting units:

	Segment Goodwill	Goodwill in Corporate	Total

Individual Annuity	$422	$308	$730
Other Retail	159	92	251
Retirement Plans	—	69	69
Institutional Solutions Group	—	32	32
Individual Life	224	118	342
Group Benefits	—	138	138
International	—	15	15
Personal Lines	119	—	119
Hartford Financial Products within Specialty Commercial	30	—	30

Total	$954	$772	$1,726

Included in the Company’s fourth quarter operating results is a pre-tax impairment charge of goodwill in the amount of $745.
•	$422 of this charge was recorded in Individual Annuity.

•	$323 of this charge was recorded in Corporate. For purposes of impairment testing, this goodwill had been allocated to reporting units in the Company’s life insurance operations, with $308 allocated to Individual Annuity and $15 to International.
As a result of the sharp decline in the equity markets during the fourth quarter of 2008 and a sharp decline in The Hartford’s share price below book value per share, the Company, in connection with the preparation of its year end 2008 financial statements, concluded that the conditions had been met to warrant an interim goodwill impairment test.
Management’s determination of the fair value of each reporting unit incorporates multiple inputs including discounted cash flow calculations, peer company price to earnings multiples, the level of the Company’s own share price and assumptions that market participants would make in valuing the reporting unit. Other assumptions include levels of economic capital, future business growth, earnings projections, assets under management for Life reporting units and the weighted average cost of capital used for purposes of discounting.
As a result of the testing performed during the fourth quarter of 2008, which included the effects of decreasing sales outlooks and declining equity markets on future earnings, the fair value for each reporting unit continued to be in excess of the respective reporting unit’s carrying value except for the Individual Annuity and International reporting units. For both of these reporting units, the Company concluded that the fair value of the reporting unit had declined significantly.
If current market conditions persist during 2009, in particular, if the Company’s share price remains below book value per share, or if the Company’s actions to limit risk associated with its products or investments causes a significant change in any one reporting unit’s fair value, the Company may need to reassess goodwill impairment at the end of each quarter as part of an annual or interim impairment test. Subsequent reviews of goodwill could result in additional impairment of goodwill during 2009.

Item 7.01 Regulation FD Disclosure
Capital and Risk Based Capital
(Dollar amounts in millions, unless otherwise stated)
In connection with its release of financial results for the fourth quarter and full year of 2008, the Company is providing additional detail regarding its year-end 2008 capital position, as set forth below.
The Company’s preliminary year-end 2008 risk-based-capital (“RBC”) ratio at Hartford Life and Accident Insurance Company (“HLA”) is 385%. In addition, at the end of 2008 the Company maintained $1.9 billion of capital resources in the form of $1.5 billion of available cash and short term investments at the holding company and $400 of capital in excess of levels historically associated with AA-level ratings at its property and casualty subsidiaries. The foregoing does not include any benefit from the Company’s $500 Glen Meadow trust contingent capital facility, nor does it include any drawdown of the Company’s $1.9 billion revolving credit facility. The $400 of capital residing in the property and casualty subsidiaries is subject to extraordinary dividend preapproval by insurance regulatory authorities.
On December 5, 2008, in the course of a public investor event, the Company estimated HLA’s year-end 2008 RBC ratio to be 535%, assuming the S&P 500 Index finished the year at 900. The S&P 500 Index was 903 at the end of 2008. The estimated 535% RBC ratio was calculated on the assumption that the Company would contribute the net proceeds from the $2.5 billion Allianz SE October 2008 investment to its life insurance subsidiaries. In fact, the Company retained $1 billion of the net proceeds at the holding company level and contributed the balance to its life insurance subsidiaries. Excluding the $1 billion that was not contributed to the life insurance subsidiaries, the estimated RBC ratio of 535% would have been 465%. HLA’s preliminary 2008 RBC ratio of 385% differs from the estimate of 465% for the following reasons:
· The cash-flow testing required under NAIC Actuarial Guideline 39 (“AG39”) reduced statutory capital by $600 in comparison with the December 5th estimate, which used a number of assumptions about year-end book of business, projected market conditions and other valuation inputs in the place of year end cash-flow testing.
· Credit-related impacts on the Company’s life insurance subsidiaries were $450 higher than assumed for the December 5th estimate, primarily due to continued spread widening on certain asset classes, particularly commercial real estate investments, that are marked to market under statutory accounting rules. This impact was largely related to the surplus required for the Company’s market value adjusted fixed annuity products.
· Additional Yen strengthening in December resulted in a $150 reduction in surplus. The December 5th estimate assumed a year-end Yen/$ level of 93. The actual year-end level was just under 91.
· The net effect of other items was an increase of $50 in statutory capital.
The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks associated with variable annuities and group annuities that contain death benefits or certain living benefits. The year-end 2008 HLA RBC ratio referenced herein is a preliminary figure, and is subject to change until such time that the Company files its statutory financial report for HLA for the year ended December 31, 2008.
On December 5, 2008, the Company also estimated its aggregate additional capital resources at the holding company and property and casualty subsidiaries to be $1.1 billion at the end of 2008. In fact, the holding company and the property and casualty subsidiaries held an aggregate of $1.9 billion of additional capital resources at the end of 2008, for the following reasons:
· As mentioned above, the Company retained $1 billion of the net proceeds of the Allianz SE investment at the holding company.
· Interest rates declined significantly in December, resulting in a smaller benefit than anticipated under certain rating agency capital models from the impact of discounting of the Company’s long-tail property and casualty reserves. This decline reduced the Company’s excess capital position by roughly $400.
· The net effect of other items was an increase of $200 in statutory capital.

Some of the statements in this Form 8-K should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about The Hartford’s future results of operations. The Hartford cautions investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include, without limitation, uncertainties related to the depth and duration of the current recession and related financial crisis, and the impact of these volatile market conditions on, among other things, our investment portfolio, liabilities from variable annuity products and capital position; the success of our efforts to preserve capital and reduce risk, and the costs and charges associated therewith; our ability to participate in programs under the Emergency Economic Stabilization Act of 2008 and similar initiatives and the terms of such participation; changes in financial and capital markets, including changes in interest rates, credit spreads, equity prices and foreign exchange rates; the inability to effectively mitigate the impact of equity market volatility on the company’s financial position and results of operations arising from obligations under annuity product guarantees; the amount of statutory capital that the company has, changes to the statutory reserves and/or risk based capital requirements, and the company’s ability to hold sufficient statutory capital to maintain financial strength and credit ratings; a downgrade in the company’s financial strength or credit ratings; the possibility of general economic and business conditions that are less favorable than anticipated; the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the valuation of the company’s financial instruments that could result in changes to investment valuations; the subjective determinations that underlie the company’s evaluation of other-than-temporary impairments on available-for-sale securities; losses due to defaults by others; the availability of our commercial paper program; the potential for acceleration of DAC amortization; the potential for an impairment of our goodwill; the difficulty in predicting the company’s potential exposure for asbestos and environmental claims; the possible occurrence of terrorist attacks; the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect the company against losses; the possibility of unfavorable loss development; the incidence and severity of catastrophes, both natural and man-made; stronger than anticipated competitive activity; unfavorable judicial or legislative developments; the potential effect of domestic and foreign regulatory developments, including those which could increase the company’s business costs and required capital levels; the company’s ability to distribute its products through distribution channels, both current and future; the uncertain effects of emerging claim and coverage issues; the ability of the company’s subsidiaries to pay dividends to the company; the company’s ability to adequately price its property and casualty policies; the ability to recover the company’s systems and information in the event of a disaster or other unanticipated event; potential for difficulties arising from outsourcing relationships; potential changes in federal or state tax laws, including changes impacting the availability of the separate account dividend received deduction; the company’s ability to protect its intellectual property and defend against claims of infringement; and other risks and uncertainties discussed in The Hartford’s Quarterly Reports on Form 10-Q, the 2007 Annual Report on Form 10-K and other filings The Hartford makes with the Securities and Exchange Commission. The Hartford assumes no obligation to update the information contained herein, which speaks as of the date issued.
Item 9.01 Financial Statements and Exhibits

Exhibit No.
99.1	Press Release of The Hartford Financial Services Group, Inc. dated February 5, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Date: February 5, 2009	By:	/s/ Beth A. Bombara

	Name:	Beth A. Bombara
	Title:	Senior Vice President and Controller